Exhibit 3.2

ROSS MILLER
Secretary of State                                        Document Number
254 North Carson Street, Suite 1                          20110170755-69
Carson City, Nevada 89701-4299                            Filing Date and Time
(776) 684 5708                                            03/07/2011 12:15 PM
Website: www.nvsos.gov                                    Entity Number
                                                          C15311-2004

                                                          Filed in the office of
                                                          /s/ Ross Miller
CERTIFICATE OF CHANGE PURSUANT                            Ross Miller
      TO NRS 78.209                                       Secretary of State
                                                          State of Nevada



                                              ABOVE SPACE IS FOR OFFICE USE ONLY


               CERTIFICATE OF CHANGE FILED PURSUANT TO NRS 78.209
                         FOR NEVADA PROFIT CORPORATIONS

1.   Name of corporation:

     NETFONE, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

     100,000,000 shares of common stock with a par value of $0.001 and 20,000,000 shares of preferred stock with a par value of $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

     4l,666,667 shares of common stock with a par value of $0.001 and 8,333,333 shares of preferred stock with a par value of $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

     The Corporation shall issue one new share of common stock for every 2.4 shares of the common stock issued and outstanding immediately prior to the effective date of the reverse stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

     No fractional shares shall be issued. Fractional shares will be rounded up to the next highest number.

7.   Effective date of filing (optional): March 21, 2011
                 (must not be later than 90 days after the certificate is filed)

8.   Signature: (required)

     X /s/ Charles El-Moussa                                   President
     Signature of Officer                                         Title


IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.